UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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VIGNETTE CORPORATION

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VIGNETTE CORPORATION

1301 South MoPac Expressway

Austin, Texas 78746

April 15, 2004

TO THE STOCKHOLDERS OF VIGNETTE CORPORATION

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Vignette Corporation (“Vignette” or the “Company”), which will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Friday, May 21, 2004, at 9:00 A.M., Central Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO VOTE TELEPHONICALLY OR BY USING THE INTERNET. Returning the proxy, voting telephonically or via the Internet does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

Thomas E. Hogan

President, Chief Executive Officer and Director

VIGNETTE CORPORATION

1301 South MoPac Expressway

Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 21, 2004

The Annual Meeting of Stockholders (the “Annual Meeting”) of Vignette Corporation (the “Company”) will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Friday, May 21, 2004, at 9:00 A.M., Central Time, for the following purposes:

1.	To elect two directors of the Board of Directors to serve until the 2007 Annual Meeting or until a successor(s) has been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young as the Company’s independent public accountants for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on April 7, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 1301 South MoPac Expressway, Austin, Texas, 78746 during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Bryce M. Johnson

Secretary

Austin, Texas

April 15, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO VOTE TELEPHONICALLY OR BY USING THE INTERNET. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

VIGNETTE CORPORATION

1301 South MoPac Expressway

Austin, Texas 78746

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held May 21, 2004

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Vignette Corporation, a Delaware corporation, for the Annual Meeting to be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Thursday, May 21, 2004, at 9:00 A.M., Central Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 30, 2004.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 7, 2004, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 288,711,638 shares of Common Stock outstanding. Each stockholder of record on April 7, 2004 is entitled to one vote for each share of Common Stock held by such stockholder on April 7, 2004. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections, appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1. Each Director is elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominee for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2. Ratification of the appointment of Ernst & Young as the Company’s independent public accountants, for the fiscal year ending December 31, 2004, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the proxy by using the enclosed envelope, which is solicited by the Company’s Board of Directors or which will be voted as you direct on your proxy when properly completed. You may also vote telephonically or by using the Internet in the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail, electronic mail, or telephone.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the Proxy Statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at (512) 741-4300 or by mail addressed to Investor Relations, Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas, 78746, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has authorized nine (9) directors. In accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2006 Annual Meeting; Class II, whose term will expire at the 2004 Annual Meeting; and Class III, whose term will expire at the 2005 Annual Meeting. At the 2004 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2007 or until his or her respective successor is elected and qualified. The Board of Directors has selected Messrs. Hogan and. Lambert as the nominees for Class II. The nominees for the Board of Directors are currently directors of the Company and are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below.

Set forth below is information regarding the nominee, including his age as of March 31, 2004, his positions and offices held with the Company and certain biographical information:

Nominee	Age	Positions and Offices Held with the Company

Michael D. Lambert (1)(3)	57	Chairman of the Board

Thomas E. Hogan (4)	44	President, Chief Executive Officer and Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee
(4)	Member of the Stock Option Committee

Set forth below is information regarding the continuing directors of the Company, including their ages as of March 31, 2004, their positions and offices held with the Company and certain biographical information.

Continuing Directors	Age	Positions and Offices Held with the Company

Jeffrey S. Hawn (1)(2)	40	Director

Joseph M. Grant (2)	66	Director

Jan A Lindelow (1) (3)	59	Director

Gregory A. Peters (3)	44	Director, former Chief Executive Officer

(1)	Member of Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee
(4)	Member of the Stock Option Committee

Thomas E. Hogan has served as our Chief Executive Officer since July 2002 and as President and director since April 2001. Mr. Hogan served as our Chief Operating Officer from April 2001 to July 2002. From March 1999 to March 2001, Mr. Hogan served in various roles at Siebel Systems, Inc., including most recently as Senior Vice President of Worldwide Sales and Operations. Prior to his employment at Siebel Systems, Mr. Hogan worked at IBM Corporation from January 1982 to March 1999, where he held several executive posts, including Vice President of Midrange Systems, Vice President of Sales, Consumer Packaged Goods and Vice President, Sales Operations. Mr. Hogan also serves on the board of Vastera, Inc., a global trade management company. Mr. Hogan received his Bachelor of Sciences degree in Biomedical Engineering from the University of Illinois and his Masters of Business Administration degree in finance and international business with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University.

Michael D. Lambert has served as a director since September 2002 and as Chairman of the Board since June 2003. Most recently, Mr. Lambert served as Senior Vice President of the Enterprise Systems Group at Dell Computer Corporation and as a member of a six-man operating committee reporting to the Office of Chairman. Prior to joining Dell, he served as vice president of sales and marketing for Compaq. Mr. Lambert also served as vice president and general manager for the Large Computer Products division at NCR/AT&T Corp, where he spent more than 16 years serving in various senior-level roles in product management, sales and software engineering. In addition to the Vignette board, Mr. Lambert serves on the boards of directors of Western Digital Corp., and Panasas Inc. Mr. Lambert received his Bachelor of Sciences degree in business from The University of Kentucky.

Joseph M. Grant has served as a director at Vignette since October 2003. Mr. Grant has served as chairman and CEO of Texas Capital Bancshares Inc. since 1998 as well as chairman of Texas Capital Bank and its Internet division, BankDirect. From 1990 to 1998, Mr. Grant was executive vice president and chief financial officer of Electronic Data Systems Corporation (EDS) an outsourcing services firm. Mr. Grant earned a Master of Business Administration and a doctorate in finance and economics from The University of Texas and his bachelor of business degree from Southern Methodist University. Mr. Grant serves on the boards of KERA, M.D. Anderson Cancer Center, Southern Methodist University’s Tate Lecture Series, Communities Foundation of Texas and Wingate Partners.

Jeffrey S. Hawn has served as a director of Vignette since November 2001. Effective April 1, 2004, Mr. Hawn became an Operating Partner of JMI Inc., a private equity firm based in San Diego, CA. Mr. Hawn served as Senior Vice President, Operations for BMC Software, Inc. from January 2002 to March 2004, where he was responsible for overseeing the finance, corporate planning and development, and information technology and business operations. Mr. Hawn served as Senior Vice President, BMC Ventures through January 2002, where he was responsible for identifying, developing and managing BMC’s emerging technologies and new business opportunities. Mr. Hawn also serves on the board of directors of Pervasive Software, Inc., a software management company. Mr. Hawn received his Master of Business Administration degree from The University of Texas at Austin and his Bachelor of Science degree in Mechanical Engineering from Southern Methodist University. From 1990 to 2000, Mr. Hawn was employed by McKinsey & Company, a global consulting firm, where he was a partner from 1995 to 2000

Jan H. Lindelow has served as a director of Vignette since October 2002. Mr. Lindelow is an active board member of several enterprises, primarily in the high technology industry. Mr. Lindelow joined Tivoli, a unit of the IBM Software Group in June 1997 and served as chairman and Chief Executive Officer of Tivoli until the Spring of 2001. He then became vice president, Emerging Business Development for IBM until his retirement in 2002. From 1994 to 1995, Mr. Lindelow was president and Chief Operating Officer of Symbol Technologies. He also served in several senior executive positions with Asea Brown Boveri (ABB), a worldwide company delivering power and automation technologies from 1988 to 1994. Prior to ABB, Mr. Lindelow was president of Worldwide Sales and Service at Unisys/Sperry Computer Systems, a worldwide information technology services and solutions company during which time he spearheaded the company’s entry into UNIX and other open markets. Mr. Lindelow joined Unisys/Sperry in his native Sweden where he subsequently became president of Sperry’s Nordic Group. Mr. Lindelow earned a Masters of Science in engineering from the Royal Institute of Technology in Stockholm, Sweden.

Gregory A. Peters served as our Chairman of the Board until June 2003 when he stepped down as Chairman upon his appointment as President and Chief Executive Officer of Zilliant. Mr. Peters is responsible for all of Zilliant’s operations including its strategic direction, product planning and development as well as financial management. Mr. Peters served as President and Chief Executive Officer of Vignette from June 1998 to April 2001 and as Chief Executive Officer from April 2001 to July 2002. From October 1997 to May 1998, Mr. Peters served as Chief Executive Officer and President of Logic Works, Inc., a software company. Mr. Peters joined Logic Works as Chief Financial Officer and Executive Vice President, Finance and Operations in August 1996 and served as Acting President and Chief Executive Officer from April 1997 to October 1997. Mr. Peters is a Certified Public Accountant and received his Bachelor of Arts degree in Business Administration from Rhodes College in Memphis, Tennessee.

There are no family relationships among any of our directors or executive officers.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2003, the Board of Directors held twelve (12) meetings and acted by unanimous written consent in lieu of a meeting on one (1) occasion. For the fiscal year, each of the directors during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Stock Option Committee.

During the fiscal year ended December 31, 2003, the Audit Committee of the Board of Directors held seven (7) meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent public accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Hawn, Davoli, and Grant. At the beginning of 2003, the Audit Committee consisted of Messrs, Papermaster, Hawn, and Davoli. Mr. Papermaster resigned from the board of directors in May 2003.

During the fiscal year ended December 31, 2003, the Compensation Committee of the Board of Directors held six (6) meetings as well and acted by written consent in lieu of a meeting on twelve (12) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Equity Incentive Plan and the 1999 Supplemental Stock Option Plan. The members of the Compensation Committee are Messrs. Lindelow, Lambert and Hawn. At the beginning of 2003, the Compensation Committee consisted of Messrs. Papermaster, Davoli, Lambert and Lindelow. Mr. Peters also served on the Compensation Committee from October 23, 2003 to January 27, 2004.

During the fiscal year ended December 31, 2003, the Stock Option Committee of the Board of Directors acted by written consent in lieu of a meeting on eighteen (18) occasions. The Stock Option Committee approves stock option grants to employees and consultants of the Company who are not officers up to a maximum number of shares set by the Board of Directors. Mr. Hogan is the sole member of the Stock Option Committee

The Nominating Committee selects candidates for open Board of Directors positions, provides succession planning for the Chairman and Chief Executive Officer positions, and conducts performance reviews for the Chief Executive Officer and other members of the Board. There are certain minimum qualifications for Board members that Director candidates should possess, including issues of character, judgment, diversity, age, expertise, corporate experience, length of service, and other commitments. Other factors that are considered include meeting applicable independence standards for directors (where independence is required) as defined in Rule 4200 of the Nasdaq Stock Market, Inc., and absence of conflicts of interest. The Nominating Committee may modify minimum qualifications from time to time, as it deems necessary and/or appropriate.

The Nominating Committee identifies, considers, and recommends candidates to fill new position or vacancies on the Board, and reviews any candidates recommended by stockholders. In performing these duties, the Committee has the authority to retain and terminate any search firm used to identify Board candidates and also has the authority to approve the search firm’s fees and other retention terms.

The Nominating Committee will consider nominees recommended by Company stockholders provided that such recommendations are submitted to the Company not more than 90 days and no less than 60 days prior to the first anniversary of the preceding year’s annual meeting. Such notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made the name and address of the stockholder as appearing on the Company’s books and of such beneficial owner and the class and number of shares of the Company that are owned beneficially and of record by the stockholder and such beneficial owner. The Nominating Committee consists of Messrs. Hawn, Lambert, Lindelow, and Peters.

The Nominating Committee operates under a charter, which is available on our corporate website at www.vignette.com and can be found at Appendix A of this proxy statement. You will find the charter of the Committee and the charters of all of our other Board committees under the Investor Relations heading. All committee members are Independent under the standards established by the Nasdaq exchange.

Statement on Corporate Governance

We have reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the Nasdaq National Market’s (“Nasdaq”) new corporate governance listing standards regarding corporate governance policies and processes, and we believe that we are in compliance with the rules and listing standards. We have amended the charter of our Audit Committee and created the Nominating and Corporate Governance Committee charter to comply with the new rules and standards. You can access our committee charters free of charge on our website at www.vignette.com or by writing to us at Vignette Corporation 1301 South MoPac Expressway, Austin, Texas 78746 Attn: Investor Relations. We encourage, but do not require, our Board members to attend the annual stockholders meeting. Last year, two of our directors attended the annual stockholders meeting. We have adopted the following standards for director independence in compliance with the Nasdaq corporate governance listing standards:

•	No director qualifies as “independent” if such person has a relationship, which, in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•	A director who is an officer or employee of us or our subsidiaries, or one whose immediate family member is an executive officer of us or our subsidiaries is not “independent” until three years after the end of such employment relationship;

•	A director who accepts, or whose immediate family member accepts, more than $60,000 per year in compensation from us or any of our subsidiaries, other than certain permitted payments such as compensation for board or board committee service, payments arising solely from investments in the our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan, is not “independent” until three years after he or she ceases to accept more than $60,000 per year in such compensation;

•	A director who is, or who has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization in which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•	A director who is employed, or one whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•	A director who is, or who has a family member who is, a current partner of our outside auditor, Ernst & Young LLP, or was a partner or employee of Ernst & Young who worked on our audit is not “independent” until three years after the end of such affiliation or employment relationship.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as directors. During fiscal 2003, non-employee directors of the Company received the following compensation:

•	an annual retainer of $15,000 for serving on the Board;

•	a fee of $2,000 for each Board meeting attended and a fee of $500 for each special board meeting attended; and

•	an annual retainer of $5,000 for the Chairman of the Audit, Compensation and Nominating Committees, respectively.

Effective October 2003, a new cash compensation plan was adopted for non-employee directors of the Company. Under this new plan, non-employee directors of the Company will receive:

•	an annual retainer of $15,000 for serving on the Board;

•	a fee of $2,000 for each Board meeting attended;

•	an annual retainer of $8,000 for service on the Audit Committee

•	an annual retainer of $5,000 for service on the Compensation Committee; and

•	an annual retainer of $2,000 for service on the Nominating Committee.

•	In addition an annual retainer is paid to those serving as Chairman of the various committees as follows: $10,000 for service as Chairman of the Audit Committee, $5,000 for service as Chairman of the Compensation Committee and $2,500 for service as Chairman of the Nominating Committee.

Non-employee directors are eligible to participate in the 1999 Non-Employee Directors Option Plan and the 1999 Equity Incentive Plan. During fiscal 2003, non-employee directors were eligible to receive the following non-qualified stock options:

•	75,000 shares on the date first elected or appointed to the Board (unless previously employed by the Company); and

•	15,000 shares at the last Annual Meeting, provided the non-employee member had at least six-months of service with the Company as a director prior to the grant.

The exercise price for all non-employee director options is 100% of the fair market value of the shares on the grant date. The annual option grant to non-employee directors in fiscal 2003 of 15,000 shares of Common Stock was made on May 15, 2003 at an exercise price of $2.24 per share. Assuming continued service on the Board, all non-employee director options become exercisable in 25% of the option shares after one year and in equal quarterly installments over three years thereafter.

For fiscal 2004, non-employee directors will be eligible to receive the following non-qualified stock options:

•	60,000 shares on the date he or she is first elected or appointed to the Board (unless previously employed by the Company); and

•	30,000 shares at the Annual Meeting provided the non-employee member has at least six-months of service with the Company as a director prior to the grant.

•	non-employee directors will receive additional option grants for service on the various committees and for service as Chairman of the various committees as follows:

•	5,000 shares for service on the Audit Committee and 5,000 additional shares for service as Chairman of the Audit Committee;

•	2,500 shares for service on the Compensation Committee and 2500 additional shares for service as Chairman of the Compensation Committee

•	1,250 shares for service on the Nominating Committee and 1,250 additional shares for service as Chairman on the Nominating Committee.

Mr. Lambert received a one-time retainer of $60,000 and an option grant for 150,000 shares having an exercise price of $1.99 on June 24, 2003 upon his election to the position of Chairman of the Board

New options granted to non-employee directors will become exercisable for 100% of the option shares after one year from the date of grant.

Stockholder Communications with Directors

The Company provides for a process for stockholders to communicate with the Board. Stockholders may send written communications to the attention of the Board, specific Board member or committee, in care of Vignette Corporation, Attention: Bryce M. Johnson, Secretary, 1301 South MoPac Expressway, Austin, Texas 78746.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2004, certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer and the four other highest paid executive officers of the Company for the year ended December 31, 2003, and (iv) the directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the shares are issue-able pursuant to stock options that are exercisable within sixty (60) days of April 15, 2004. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on 288,719,337 shares of Common Stock outstanding as of April 15, 2004. Unless otherwise indicated, the address for each listed stockholder is: c/o Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas 78746. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

	Shares Beneficially Owned as of April 15, 2004
Beneficial Owner	Number of Shares	Percentage of Ownership
Merrill Lynch (1)	37,362,132	12.94%
FMR Corp. (2)	31,052,254	10.76%
Michael D. Lambert (3)	38,562	*
Thomas E. Hogan (4)	3,583,068	1.24%
Michael K. Crosno (5)	—	*
Jon O. Niess (6)	306,250	*
Charles W. Sansbury (7)	888,933	*
David J. Shirk (8)	1,168,461	*
Jeanne K. Urich (9)	532,500	*
Robert E. Davoli (10)	3,052,820	1.06%
Joseph M. Grant (11)	2,000	*
Jeffrey S. Hawn (12)	75,437	*
Jan H. Lindelow (13)	158,375	*
Gregory A. Peters (14)	5,822,561	2.02%
All current directors and executive officers as a group (14 persons) (15)	16,718,983	5.79%

*Less than 1% of the outstanding shares of Common Stock.

(1)	As reported in a Schedule 13G/A filed on February 17, 2004. Merrill Lynch Investment Managers has shared power to vote or to direct the vote as to 37,362,132 shares and shared power to dispose of or to direct the disposition of 37,362,132 shares. Merrill Lynch’s address is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(2)	As reported in a Schedule 13G filed on February 17, 2004. FMR Corp. has the sole power to vote or to direct the vote as to 0 shares and the sole power to dispose of or to direct the disposition of 31,052,254 shares. FMR Corp.’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	Includes 38,562 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004.

(4)	Includes 3,096,042 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004 and direct ownership of 487,026 shares.

(5)	Mr. Crosno’s employment with the Company ended in December 2003. As a result, information related to Mr. Crosno’s beneficial ownership of any other shares is not available to the Company.

(6)	Includes 306,250 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004.

(7)	Includes 888,933 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004.

(8)	Includes 1,168,125 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004 and direct ownership of 336 shares

(9)	Includes 532,500 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004.

(10)	Includes 70,348 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004 and 866,311 shares held directly by him. An additional 956,760 shares are held by Sigma Partners III, L.P., 236,781 shares are held by Sigma Associates III, L.P., 26,349 shares are held by Sigma Investors III, L.P., 493,290 shares are held by Sigma Partners IV, L.P., 137,061 shares are held by Sigma Associates IV, L.P., 16,434 shares are held by Sigma Investors IV, L.P., 189,153 shares are held by Sigma Partners V, L.P., 52,731 shares are held by Sigma Associates V, L.P., and 7,602 shares are held by Sigma Investors V, L.P. Mr. Davoli, a director of the Company, is a general partner of Sigma Management III, L.P., and a managing director of Sigma Management IV, L.L.C. and Sigma Management V, L.L.C. Sigma Management III, L.P. is the general partner of Sigma Partners III, L.P., Sigma Associates III, L.P. and Sigma Investors III, L.P. Sigma Management IV, L.L.C. is the general partner of Sigma Partners IV, L.P., Sigma Associates IV, L.P. and Sigma Investors IV, L.P. Sigma Management V, L.L.C. is the general partner of Sigma Partners V, L.P., Sigma Associates V, L.P. and Sigma Investors V, L.P. (collectively, the “Partnerships”). Mr. Davoli disclaims beneficial ownership of the shares held by the Partnerships, except to the extent of his pecuniary interest therein arising from his partnership interests in the Partnerships.

(11)	Includes direct ownership of 2,000 shares held by Mr. Grant in a retirement trust.

(12)	Includes 75,437 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004.

(13)	Includes 33,375 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004, and direct ownership of 125,000 shares.

(14)	Includes 3,160,707 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004, and direct ownership of 2,171,874 shares and 490,000 shares held by Mr. Peters in an investment trust.

(15)	Current Officer & Director Includes 10,253,198 shares subject to currently exercisable options or options exercisable within 60 days of April 15, 2004.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”) has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and to administer the Company’s 1999 Equity Incentive Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and key employees each fiscal year.

For the 2003 fiscal year, the process utilized by the Committee in determining executive officer compensation levels other than cash bonuses was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company’s key executive officers. However, the Committee made the final compensation decisions concerning such officers.

General Compensation Policy

The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary

The base salary for each executive officer is based on general market levels and personal performance. Each individual’s base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

Annual Cash Bonuses

Each executive officer has an established cash bonus target based on the achievement of quarterly and annual targets. The annual pool of bonuses for executive officers is distributed on the basis of the Company’s achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual’s accomplishment of both corporate and functional objectives and are based on a percentage of the individual’s base salary. The financial goals set for the 2003 fiscal year bonuses were based on the achievement of quarterly and annual revenue and operating income targets. Although the company met or exceeded the goals set for revenues and operating income for part of fiscal year 2003, the Company fell short of these performance metrics for other quarters. Consequently, the bonuses paid to the executives were below the targets and averaged 21% of target. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company’s business plan and financial goals.

Long-Term Incentive Compensation

During fiscal 2003, the Committee, in its discretion, made an option grant to Mr. Hogan. Generally, a significant grant is made in the year that an officer commences employment and subsequent option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number and value of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion. Applying these principles, a grant was made to Mr. Hogan in recognition of his performance in the recent period and to provide additional retention.

Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share over a specified period of time. The option vests in periodic installments over a one to four year period, contingent upon the executive officer’s continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term.

CEO Compensation

The annual base salary for Mr. Hogan, the Company’s Chief Executive Officer, was established by the Committee based on reviews of compensation of other chief executive officers of other comparable companies.

The potential bonus paid to the Chief Executive Officer for the fiscal year was based on an incentive plan similar to those in place for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company revenue and profit. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit. Actual bonuses paid reflect an individual’s accomplishment of both corporate and functional objectives and are based on a percentage of the individual’s base salary. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company’s business plan and financial goals.

Tax Limitation

Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company’s 1999 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

Compensation Committee

Jan H. Lindelow

Jeffrey S. Hawn

Michael D. Lambert

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in May 1998, and the members of the Compensation Committee are Messrs. Hawn, Lambert and Lindelow. None of these individuals was at any time during 2003, or at any other time, an officer or employee of the Company or its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between February 19, 1999 (the date the Company’s Common Stock commenced public trading) and December 31, 2003 with the cumulative total return of (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and, (ii) the Standard and Poor’s Internet Technology Index (S&P IT Index), over the same period. This graph assumes a $100 investment at the beginning of such period and the reinvestment of all dividends. The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock.

	2/19/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Vignette Corporation	$100.00	$1,715.68	$568.42	$169.58	$38.53	$71.68
Nasdaq Stock Market-U.S. Index	100.00	178.56	107.44	85.22	58.48	84.21
S&P IT Index	100.00	280.70	108.01	69.50	46.66	55.53

The Company effected its initial public offering of Common Stock on February 19, 1999 at a price of $3.17 per share. The preceding graph commences with the price of $3.17 per share on February 19, 1999.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the compensation earned in 2003, 2002, 2001 and 2000 by the Company’s Chief Executive Officer and the four other most highly compensated executive officers (collectively, the “Named Officers”), each of whose aggregate compensation for 2003 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

Long Term Compensation
		Annual Compensation		Restricted Shares	Number of Securities Underlying Options	All Other Compen- sation (2)
Name and Principal Position	Year	Salary (1)	Bonus
Thomas E. Hogan (3)(9) President and Chief Executive Officer and Director	2003 2002 2001	$310,153 306,923 282,692	$94,687 94,688 75,547	$1,000,000 37,500 —	2,000,000 761,667 3,450,000	— 32,879 182,424

Michael Crosno (4) Executive Vice President, Worldwide Operations	2003 2002 2001	253,140 23,435 —	30,313 — —	— 685,000 —	— 1,850,000	1,438,509 — —

Jon O. Niess (5) Executive Sponsor	2003 2002 2001	221,538 105,769 —	18,406 21,875 —	— — —	— 1,050,000 —	— — —

Jeanne K. Urich (6) Senior Vice President, Professional Services	2003 2002 2001	266,884 235,385 —	11,138 13,304 —	— — —	— 1,105,000 —	— 3,832 —

David J. Shirk (7) Senior Vice President, Product Strategy and Marketing	2003 2002 2001	221,538 210,048 225,000	22,656 53,446 73,742	— — —	— 505,625 1,200,000	— 15,304 145,862

Charles W. Sansbury (8) Chief Financial Officer	2003 2002 2001	203,269 160,577 175,000	37,500 39,141 18,887	— — —	— 355,833 825,000	704 22,143

(1)	Salary includes amounts deferred under the Company’s 401(k) Plan.
(2)	Represents relocation expenses, other taxable perquisites paid by the Company, and cash equivalent of any restricted stock awards.
(3)	Mr. Hogan commenced employment with the Company in April 2001.
(4)	Mr. Crosno commenced employment with the Company in December 2002 and resigned in December 2003.
(5)	Mr. Niess commenced employment with the Company in July 2002.
(6)	Ms. Urich commenced employment with the Company in February 2002.
(7)	Mr. Shirk commenced employment with the Company in July 2000.
(8)	Mr. Sansbury commenced employment with the Company in January 2000.
(9)	Mr. Hogan received restricted stock awards for 30,992 and 431,034 shares in 2002 and 2003, respectively. The award in 2002 vests quarterly over a three year period from December 30, 2002. The award in 2003 was part of a long-term incentive package and vests in January 2006. During 2003, Mr. Hogan vested in 10,330 shares under his 2002 restricted stock award valued at $20,996. At December 31, 2003, Mr. Hogan held 451,696 unvested restricted shares of 451,696 valued at $1,025,350. Mr. Hogan has the right to vote and receive any dividends paid on the restricted stock awards prior to vesting in the shares.
(10)	Mr. Crosno received a restricted stock award for 500,000 in December 2002 subject to vesting of 50% on November 15, 2003 and 12.5% quarterly thereafter. Under the terms of his employment agreement, the remaining unvested restricted tock became immediately vested upon termination of his employment with the Company.

STOCK OPTIONS

OPTIONS GRANTED IN LAST FISCAL YEAR

The following table contains information concerning the stock option grants made to each of the Named Officers during 2003. No stock appreciation rights were granted to these individuals during such year.

	Individual Grants (1)
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2003(2)	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)*
Name					5%	10%
Thomas E. Hogan	2,000,000	23.4%	$2.32	11/28/2011	$2,215,393	$5,306,252
All other Named Officers	—	—	—	—	—	—

*The stock price as of close of business on March 31, 2004 was $2.07 per share. As a result, the actual appreciation realizable by the Named Executive Officers may be less than the amount shown in the table based on the exercise prices shown above.

(1)	The options disclosed in the table were granted on November 28, 2003. The exercise price for each option may be paid in cash, in shares of Common Stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Compensation Committee has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of eight years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. 25% of the options listed in the table for Mr. Hogan become exercisable in July 2004, an additional 25% in July 2005, and the remaining 50% in January 2006. The options will vest in the event of an acquisition of the Company by merger or asset sale unless the acquiring company assumes the options. Any options that are assumed or replaced in the acquisition and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee’s service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2)	Based on an aggregate of 8,556,585 options granted in 2003 to all employees.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 8-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning option exercises in 2003 and option holdings as of the end of the 2003 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the- Money Options at Fiscal Year-End (1)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas E. Hogan	—	—	2,678,854	3,532,813	$270,000.	$810,000.

Michael Crosno	—	—	462,500	—	$416,250.	—

Jon Niess	150,000	$168,405	178,125	721,875	$160,625	$633,875

David J. Shirk	—	—	986,875	718,750	$225,393.	$495,000.

Jeanne K. Urich	10,000	15,402.	463,750	631,250	$30,600.	$99,000.

Charles Sansbury	—	—	755,271	507,100	$157,500.	$346,500

(1)	Based on the fair market value of the Company’s Common Stock at year-end per share ($2.27) less the exercise price payable for such shares. A portion of the shares exercisable under the options noted above are subject to repurchase by the Company at the exercise price paid per share if the optionee leaves the Company’s employ prior to full vesting.

(2)	Market price at exercise less exercise price.

Bonus Plan

The Company has an executive bonus program pursuant to which bonuses will be paid to executive officers based on individual and Company performance targets. In addition, certain non-executive employees will receive quarterly and annual bonuses if the Company meets its performance targets. The Company’s performance targets are based on meeting revenue and income levels on a quarterly and annual basis

Continuing Executive Officers and Certain Biographical Information

Executive	Age	Positions Held with the Company
Thomas E. Hogan	44	President, Chief Executive Officer and Director

Bryce M. Johnson	45	Senior Vice President, Secretary and General Counsel

Jon O. Niess	45	Vice-President Worldwide Sales for Documents and Records Management

Conleth S. O’Connell	40	Senior Vice President, Chief Technology Officer

Charles W. Sansbury	37	Senior Vice President, Chief Financial Officer

David J. Shirk	37	Senior Vice President, Product Strategy and Marketing

Jeanne K. Urich	51	Senior Vice President, Professional Services

Thomas E. Hogan has served as our Chief Executive Officer since July 2002 and as President and director since April 2001. Mr. Hogan served as our Chief Operating Officer from April 2001 to July 2002. From March 1999 to March 2001, Mr. Hogan served in various roles at Siebel Systems, Inc., including most recently as Senior Vice President of Worldwide Sales and Operations. At Siebel Systems, he was responsible for generating license revenue through all distribution channels, including direct sales, telesales and the reseller channel. Prior to his employment at Siebel Systems, Mr. Hogan worked at IBM Corporation from January 1982 to March 1999, where he held several executive posts, including Vice President of Midrange Systems, Vice President of Sales, Consumer Packaged Goods and Vice President, Sales Operations. In addition to the Vignette board, Mr. Hogan serves on the board of Vastera, Inc. Mr. Hogan received his Bachelor of Sciences degree in Biomedical Engineering from the University of Illinois and his Masters of Business Administration degree in finance and international business with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University.

Bryce M. Johnson has served as our Senior Vice President and General Counsel since December 2000 and is responsible for overseeing the Company’s legal, human resources and governmental affairs. From March 1997 to November 2000, Mr. Johnson was the Chief Legal Counsel for Tivoli Systems Inc. and Associate General Counsel of IBM Corporation. From May 1984 to March 1997, Mr. Johnson held a variety of legal positions with IBM Corporation, including Counsel to IBM Europe in Paris, France. Mr. Johnson received his Bachelor of Arts degree with highest honors from Georgetown College and his Doctor of Jurisprudence from the University of Kentucky.

Jon O. Niess has served as our Vice-President of Worldwide Sales for Document and Records Management since November 2003. Mr. Niess served as our Senior Vice President of Worldwide Sales since July 2001. Prior to joining Vignette, Mr. Niess served as Senior Vice President of Field Operations at Click Commerce Inc., a partner relationship management company. Mr. Niess was employed at Oracle Corp. from 1988 to 1997. Mr. Niess has more than 20 years of experience in enterprise software sales.

Conleth S. O’Connell has served as our Senior Vice President and Chief Technology Officer since July 2002. Mr. O’Connell manages the technical direction for Vignette and is responsible for driving new product technology initiatives. Mr. O’Connell joined the Company as one of our first engineers and helped to develop Vignette’s initial product offering. Mr. O’Connell holds a master’s degree and Ph.D. in computer information systems from Ohio State University.

Charles W. Sansbury has served as our Senior Vice President and Chief Financial Officer since September 2001. Prior to accepting the role as CFO, Mr. Sansbury served as our Senior Vice President of Corporate Development from January 2000 to August 2001. Prior to joining Vignette, Mr. Sansbury was a Principal in the Technology Investment Banking Group at Morgan Stanley. Mr. Sansbury hold a bachelor’s degree in science from Georgetown University and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

David J. Shirk has served as our Senior Vice President of Product Strategy and Marketing since 2001. From March 1998 to June 2000, Mr. Shirk served as Chief Technology Officer and Senior Vice President of Product Management at Novell Corporation. While at Novell, Mr. Shirk managed Novell’s Net Services Software strategy and the roadmap for all of Novell’s products. Prior to his tenure at Novell, Mr. Shirk served as Vice President of Marketing for Oracle Corporation from March 1996 to March 1998, leading the Industry Applications Division. In this role, Mr. Shirk built Oracle’s vertical industry go-to-market capability, during which time Oracle tripled its applications revenue. Mr. Shirk holds a Bachelor of Science degree in business from Ohio State University.

Jeanne K. Urich served as our Senior Vice President of Global Professional Services from February 2002 until April 2, 2004. Ms. Urich served as Vice President of Global Professional Services and Training at Blue Martini Corp., from early 2001 to February 2002. Before joining Blue Martini, Ms. Urich served as Senior Vice President of Global eBusiness Applications Professional Services and Training for Nortel Networks Ltd. Prior to this role. Ms. Urich was Senior Vice President of Global Professional Services and Training for Clarify. Ms. Urich also served in leadership positions within the service organizations of Compaq Computer Corp., Tandem Computers and the former Digital Equipment Corp. Ms. Urich holds a Bachelor of Sciences degree in mathematics from Vanderbilt University.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (i) (5)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (ii)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans [Excluding Securities Reflected in Column (i)] (iii)
Equity compensation plans approved by security holders (1)	17,864,308	(3)	$4.21	(3)	42,591,678	(4)
Equity compensation plans not approved by security holders (2)	22,688,546		$4.61		15,589,197

Total	40,552,854		$4.43		58,180,875

(1) Consists of the following plans: 1995 Stock Option/Stock Issuance Plan, the 1999 Equity Incentive Plan, the 1999 Non-Employee Directors Plan and the Employee Stock Purchase Plan (“ESPP”). Each fiscal year, commencing with the year 2000 and ending with the year 2002, the aggregate number of shares authorized under the 1999 Equity Incentive Plan automatically increased by the lesser of (i) 5% of the total number of shares of the common stock then outstanding or (ii) 11,804,820 shares. Each fiscal year, commencing with the year 2000 and ending with the year 2002, the number of shares under the ESPP automatically increased by the lesser of (i) 2% of the total number of shares of common stock then outstanding or (ii) 4,500,000 shares.

2) Consists of the 1999 Supplemental Stock Option Plan (the “1999 Supplemental Plan”) as well as inducement option grants for certain Company officers at the time of hire. As it relates to the 1999 Supplemental Plan, a total of 16,376,046 shares of the Company’s common stock were issuable upon exercise of outstanding options at December 31, 2003. The weighted average exercise price of those outstanding options was $5.03 per share. No options were granted and no shares were issued under the 1999 Supplemental Plan to any of the Company’s directors or executive officers. The material features of the 1999 Supplemental Plan are outlined in Note 5 to the Consolidated Financial Statements.

As it relates to inducement options granted to Company officers, such grants were issued pursuant to NASD Rule 4350(i). As of December 31, 2003, a total of 6,312,500 shares of the Company’s common stock were issuable upon exercise of such outstanding options. The weighted average exercise price of those outstanding options was $3.53 per share. In addition to the individual terms summarized in items (a) (e) below, if there is a change in control of the Company and the respective officer’s employment is terminated within eighteen months of the change in control, then the remaining unvested options will become immediately exercisable.

(a) On December 9, 2002, the Company granted Michael K. Crosno, Executive Vice President Worldwide Operations, 1,850,000 stock options at an exercise price of $1.37 per share. These options were to expire on December 9, 2010 and become exercisable as follows: 25% on December 2, 2003 and 6.25% quarterly thereafter. Also on December 9, 2002, the Company issued Mr. Crosno 500,000 shares of restricted stock, subject to the Company’s right to repurchase unvested shares. The restricted stock vests 50% on November 15, 2003 and 12.5% quarterly thereafter. Mr. Crosno resigned from the Company in December 2003. Under the terms of his employment agreement, the remaining unvested restricted stock became immediately vested upon termination of his employment with the Company. Since these restricted shares have been issued, they have been excluded from the table, above. Due to his resignation, Mr. Crosno’s unexercised stock options expired on March 4, 2004

(b) On July 21, 2002, the Company granted Jon O. Niess, Senior Vice President Worldwide Sales and Operations, 1,000,000 stock options at an exercise price of $1.42 per share. These options expire on July 21, 2010 and become exercisable as follows: 25% on July 8, 2003 and 6.25% quarterly thereafter. As of December 31, 2003, 850,000 stock options under this grant remain outstanding.

(c) On February 22, 2002, the Company granted Jeanne K. Urich, Senior Vice President—Global Professional Services, 1,000,000 stock options at an exercise price of $2.82 per share. These options expire on February 22, 2010 and become exercisable as follows: 6.25% on May 22, 2002 and 6.25% quarterly thereafter. If Ms. Urich’s employment is terminated without cause, then the options remain exercisable for six months to the extent vested. As of December 31, 2003, 1,000,000 stock options under this grant remain outstanding.

(d) On April 6, 2001, the Company granted Thomas E. Hogan, President, Chief Executive Officer and Director, 3,450,000 stock options at an exercise price of $3.88. These options expire on April 6, 2009 and become exercisable as follows: 862,500 options become exercisable at a rate of 25% per quarter over one year beginning April 6, 2001; and 2,587,500 options become exercisable at a rate of 6.25% per quarter beginning April 6, 2001 If Mr. Hogan’s employment is terminated for any reason other than cause or if Mr. Hogan resigns under certain circumstances, then the options will vest as though Mr. Hogan completed one additional year of employment, but not more than 25% of the then unvested shares will vest. As of December 31, 2003, 3,450,000 stock options under this grant remain outstanding.

(e) On January 22, 2001, the Company granted Bryce M. Johnson, Senior Vice President, General Counsel and Secretary, 550,000 stock options at an exercise price of $7.75 per share. These options expire on January 22, 2009 and become exercisable as follows: 25% on January 22, 2002 and 6.25% quarterly thereafter. As of December 31, 2003, 550,000 stock options under this grant remain outstanding.

(3) Excludes purchase rights accrued under the ESPP.

(4) Includes shares available for future issuance under the ESPP. As of December 31, 2003, there were 13,891,547 shares available for future issuance under the ESPP.

(5) Excludes information for options assumed by the Company in business combinations. As of December 31, 2003, a total of 260,985 shares of the Company’s common stock were issuable upon exercise of outstanding assumed options under the assumed plans. The related weighted average exercise price of those outstanding options was $20.99 per share. Upon assumption by the Company, no additional options may be granted under these plans.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

The compensation committee of the Board of Directors, as the administrator of the 1999 Equity Incentive Plan, can provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer or director of Vignette in connection with certain changes in control of Vignette. The accelerated vesting may be conditioned on the termination of the individual’s employment following the change in control event.

The Compensation Committee has the authority under the 1999 Equity Incentive Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of Common Stock subject to outstanding options, held by the Chief Executive Officer and the Company’s other executive officers. Such acceleration may be conditioned on the optionee’s termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization or consolidation or upon a hostile take-over of the Company effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

We entered into an offer letter dated March 5, 2001 with Thomas E. Hogan, formerly our President and Chief Operating Officer, and currently our President and Chief Executive Officer. The agreement provided for a base salary of $350,000, eligibility for an annual bonus of up to $300,000, and the grant of an option to purchase 3,450,000 shares. Mr. Hogan’s current compensation is set forth in the summary compensation table. The agreement also provided for reimbursement of certain temporary living and relocation expenses and any loss incurred upon sale of his former residence up to an appraised value. The agreement provides that if Mr. Hogan’s employment is terminated without cause or he resigns for good reason, he will receive a severance payment of twelve months salary, pro-rated annual bonus, health benefits and one year accelerated vesting of his option shares, up to a maximum of 25% of the shares. The agreement provided that if Mr. Hogan resigns his employment within 90 days following certain changes in management, then he will receive one year of accelerated vesting of his option shares.

We entered into an offer letter agreement dated January 18, 2002 with Jeanne K. Urich, our Senior Vice President of Global Professional Services. The agreement provides for a base salary of $300,000, eligibility for a quarterly bonus of up to 33% of her salary, and the grant of an option to purchase 1,000,000 shares. Ms. Urich’s most current compensation is set forth in the summary compensation table. The agreement at that time provided that Ms. Urich might borrow up to $2,000,000 from Vignette Corporation to purchase a residence. The loan, initially, was to be interest-free and was to be secured by a priority deed of trust on the residence and a pledge of any shares acquired pursuant to the exercise of her Company options. The loan was to be due six years from the execution of the loan but would have been repayable one year after she leaves the Company’s employ or upon a sale or other transfer of the residence and must be repaid from 50% of the proceeds of any sale by Ms. Urich of her option shares. As of January 2003, the Company canceled Ms. Urich’s right to request such loan. The agreement also provided for reimbursement of certain temporary living and relocation expenses. The agreement provides that if Ms. Urich’s employment is terminated without cause she will receive a severance payment of nine months salary plus health benefits and will have six months in which to exercise her vested options.

We entered into an agreement dated July 21, 2002 with Jon O. Niess, our Senior Vice President of Global Sales. The agreement provides for a base salary of $225,000, eligibility for a quarterly bonus of up to 175,000, and the grant of an option to purchase 1,000,000 shares on a standard four (4) year vesting schedule. Mr. Niess’ current compensation is set forth in the summary compensation table. The agreement also states that if termination occurs, for anything other than cause, during Mr. Niess’ first year of employment he will receive a continuation of stock option vesting through the first year anniversary date with Vignette Corporation.

We entered into an offer letter dated January 4, 2000 with Charles Sansbury, formerly our Senior Vice President, Corporate Development, and currently our Chief Financial Officer. The agreement provided for a base salary of $175,000, eligibility for an annual bonus of up to $75,000, and the grant of an option to purchase 825,000 shares of common stock. Mr. Sansbury’s current compensation is set forth in the summary compensation table. The agreement also provided for the reimbursement of certain relocation expenses. The agreement provided that if Mr. Sansbury is terminated without cause, he will receive a severance payment of six months salary. In addition, the agreement provided that if Mr. Sansbury is involuntarily terminated within eighteen months following a change in control of the Company, then any outstanding options owned by Mr. Sansbury will become fully exercisable as fully vested shares of common stock.

We entered into an offer letter dated June 20, 2000 with Dave Shirk, formerly our Senior Vice President of Products and Strategy and currently our Senior Vice President of Product Strategy and Marketing. The agreement provided for a base salary of $225,000, eligibility for an annual bonus of up to $112,500, the grant of an option to purchase 700,000 shares of common stock and eligibility for a signing bonus in the amount of $60,000. Mr. Shirk’s current compensation is set forth in the summary compensation table. The agreement provided that if, prior to May 31, 2002, Mr. Shirk had been terminated without cause, he would have received a severance payment of twelve months salary and any outstanding options owned by Mr. Shirk would have become exercisable and vested as if he had served an additional twelve months of employment. The agreement further provided that if, at any time between May 31, 2002 and August 31, 2002, Mr. Shirk had been terminated without cause, he would have received a severance payment of eight months salary and any outstanding options owned by Mr. Shirk would have become exercisable and vested as if he had served an additional eight months of employment. Finally, the agreement provided that if, at any time after August 31, 2002, Mr. Shirk is terminated without cause, he will receive a severance payment of six months salary and any outstanding options owned by Mr. Shirk will become exercisable and vested as if he had served an additional six months of employment.

Pursuant to our acquisition of Epicentric, Inc., we entered into an agreement with Michael Crosno, who held the position of Executive Vice President, Worldwide Operations until December 2003. The agreement provided for a base salary of $275,000, eligibility for an annual bonus of up to $225,000, a cash retention payment equal to $1,000,000 to be paid in four equal installments over two years commencing six months from his start date, the grant of an option to purchase 1,850,000 shares of common stock, and a restricted stock award for 500,000 shares. Mr. Crosno’s most current compensation is set forth in the summary compensation table. The agreement provides that should Mr. Crosno’s employment be terminated for any reason other than cause, or if he resigns with good reason, he would be eligible to receive a severance payment of his previous twelve months base salary, any unpaid portion of his cash retention bonus, and all shares under his restricted stock award would immediately vest.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a charter which is available on the Company’s corporate website at www.vignette.com and can also be found as Appendix B to this proxy statement. You will find the charter of the Committee and the charters of all of our other Board committees under the Investor Relations heading. You may also obtain a copy of the charter, free of charge, by contacting the Company’s investor relations department at (512) 741-4300 or by mail addressed to Investor Relations, Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas, 78746. The Board has determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission (SEC).

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principals generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditor’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee held seven (7) meetings during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Audit Committee

Jeffrey S. Hawn

Robert E. Davoli

Joseph M. Grant

Independence of Audit Committee Members

The Board of Directors believes that each of the members of the audit committee is an independent director as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934.

Audit Services

Subject to the ratification by the Stockholders, the Board of Directors has reappointed Ernst & Young LLP (“Ernst & Young”) as independent auditors to audit the consolidated financial statements of the Company for fiscal year 2004.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2002 and fees billed for other services rendered by Ernst & Young during those periods.

	Fiscal 2003	Fiscal 2002
Audit Fees (1)	$340,000	$455,000
Audit-Related Fees (2)	117,558	127,011
Tax Fees (3)	384,000	258,000
All Other Fees (4)	–	–

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”, including those associated with acquisitions, employee benefit plans, and due diligence.

(3)	Tax Fees consist of fees billed for professional services rendered for the preparation of federal and state income tax returns and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above. There were no Other Fees incurred in fiscal 2003 and fiscal 2002.

In making its recommendation to ratify the appointment of Ernst & Young as the Company’s independent auditors for the fiscal year ending December 31, 2004, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young LLP.

Representatives of the firm Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and non-audit services to be provided to the Company by the independent auditor and other accounting firms (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). The Audit Committee also has the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors. In accordance with this policy, the Audit Committee has given its approval for the provision of audit services by Ernst & Young for fiscal 2004.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of Ernst & Young as the Company’s independent public accountants for the fiscal year ending December 31, 2004. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Ernst & Young has audited the Company’s financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2003 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

CODE OF ETHICS

In May 2003, the Company adopted a Code of Ethics for all employees and directors. In April 2004, the Company adopted a Code of Ethics for Financial Officers, which specifically applies to the Company’s

Chief Executive Officer, Chief Financial Officer and persons performing similar functions. A copy of each of the codes of ethics is available on our website at www.vignette.com.

We intend to post on our website any amendment to, or waiver from, a provision of our codes of ethics within five business days following the date of such amendment or waiver.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 2003, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO VIGNETTE CORPORATION, 1301 SOUTH MOPAC EXPRESSWAY, AUSTIN, TEXAS 78746, ATTN: INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 2005 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than January 1, 2005 in order to be included. Such stockholder proposals should be addressed to Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas 78746, Attn: Investor Relations.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Bryce M. Johnson

Secretary

Austin, Texas

April 15, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, VOTE TELEPHONICALLY OR VIA THE INTERNET. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

VIGNETTE CORPORATION

CHARTER FOR THE

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

1.	Status.

The Corporate Governance and Nominating Committee (the “Committee”) is a committee of the Board of Directors of Vignette Corporation. (the “Company”).

2.	Membership and Organization.

The Committee shall consist of no fewer than three members of the Board of Directors. All members of the Committee shall be appointed by the Board, shall be independent of the Company and its affiliates, shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise be deemed “Independent Directors” as defined in Rule 4200 of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”). A member of the Board of Directors who is the Chairman of the Board shall not be excluded from membership on the Committee. The Board may designate one member of the Committee as its Chair. The Committee will meet no less than two times a year. Special meetings may be convened as required. The Committee, or its Chair, shall report orally to the full Board on the results of these meetings. The Committee may invite to its meetings other Directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities. In performing its duties, the Committee shall have the authority to obtain advice, reports or opinions from internal or external legal counsel and expert advisors.

The Committee may form and delegate authority to subcommittees when appropriate.

3.	Responsibilities and Duties.

The responsibilities and duties of the Committee shall include:

Corporate Governance Generally

•	developing principles of corporate governance and recommending them to the Board for its consideration and approval;

•	reviewing annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with; and

•	overseeing compliance by the Board and its committees with applicable laws and regulations, including those promulgated by the Securities and Exchange Commission and the Nasdaq Rules.

Board Composition, Evaluation and Nominating Activities

•	overseeing the Board evaluation process including conducting periodic evaluations of the performance of the Board as a whole;

•	reviewing the composition and size of the Board and determining the criteria for Board membership, including issues of character, judgment, diversity, age, expertise, corporate experience, length of service, other commitments and the like;

•	evaluating the performance of current Board members eligible for reelection and recommending the Director nominees for election to the Board by the stockholders at the annual meeting of stockholders;

•	identifying, considering and recommending candidates to fill new positions or vacancies on the Board, and reviewing any candidates recommended by stockholders; in performing these duties, the Committee shall have the authority to retain and terminate any search firm to be used to identify Board candidates and shall have authority to approve the search firm’s fees and other retention terms;

•	evaluating director compensation, consulting with outside consultants and/or with the Human Resources department when appropriate, and making recommendations to the Board regarding director compensation; and

•	reviewing and making recommendations to the Board with respect to the annual automatic grants of nonqualified stock options to non-employee Directors pursuant to the 1999 Non-Employee Director Stock Incentive Plan.

Board Committees

•	reviewing periodically the charter and composition of each Board committee and making recommendations to the Board for creating additional Board committees or changing the mandate or dissolving Board committees; and

•	recommending to the Board persons to be members of the various Board committees.

Conflicts of Interest

•	reviewing, approving and monitoring the Company’s code of business conduct;

•	considering questions of possible conflicts of interest of Board members and of corporate officers; and

•	reviewing actual and potential conflicts of interest of Board members and corporate officers, and clearing any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity.

CEO Performance Reviews

•	Providing on a regular basis, and no less than annually, an evaluation of the performance of the CEO, and providing the CEO with feedback and suggestions for improvement.

APPENDIX B

VIGNETTE CORPORATION

CHARTER FOR THE AUDIT COMMITTEE

PURPOSES:

The purposes of the Audit Committee of the Board of Directors (the “Board”) of Vignette Corporation (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

•	Appoint independent auditors to audit the Company’s financial statements.

•	Oversee and monitor (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls.

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement.

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom.

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee shall be comprised of at least three (3) outside members of the Board, elected by the Board to serve until their successors are duly elected. A chairperson of the audit committee shall be designated by the Board of Directors. Each member of the audit committee must meet the following criteria (as well as any other criteria required by the SEC):

(1)	Each member will be an independent director, as defined in (i) Nasdaq Rule 4200(a)(15), (ii) Section 10A(m)(3) of the Securities and Exchange Act of 1934,

as amended and (iii) the rules and regulations of the SEC provided, that, one non-independent, non-employee director may serve on the Audit Committee if (i) the Board has made the required determination under Nasdaq Rule 4350(d) and (ii) such Nasdaq rule is in effect or has not otherwise been superseded;

(2)	Each member will be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, in accordance with the Nasdaq National Market Audit Committee requirements;

(3)	Each member will not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

In addition to the requirements above, at least one member of the Audit Committee will have (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting of estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of issues that can reasonably be expected to be raised by the issuer’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. This member shall have acquired such abilities through: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iv) other relevant experience.

Notwithstanding the requirement that each member be an “independent director” the Board as defined under Nasdaq Rule 4200(a)(15), under exceptional and limited circumstances, may appoint one director who is not an “independent director” as defined under Nasdaq Rule 4200(a)(15) to the Audit Committee if:

(1)	such director is not a current officer or employee or a Family Member of a current officer or employee of the Company;

(2)	such director’s appointment to the Audit Committee is required by the best interests of the Company and its stockholders; and

the Board discloses in the next annual proxy statement after such appointment (i) the nature of the relationship between such director and the Company; and (ii) the reasons for the Board’s determination that such appointment is in the best interests of the Company and its stockholders; provided, however, that such director may not serve longer than two years and may not chair the Audit Committee.

RESPONSIBILITIES:

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions to ensure to the Board and the stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

•	Review its own charter, structure, processes and membership requirements.

•	Have a clear understanding with management and the independent auditors that the independent auditors report directly to, the Audit Committee.

•	Pre-approve audit and non-audit services provided to the Company by the independent auditors and other public accounting firms (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

•	Appoint, compensate, evaluate whether to retain or replace, and oversee the work of the independent auditors (including resolving any disagreements between management and the independent auditors regarding financial reporting) for the purposes of preparing or issuing an audit report or performing other audit, review or attest services or related work.

•	Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

•	Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting for auditing matters.

•	Establish and maintain free and open means of communications between the Audit Committee, the Company’s independent auditors, the Company’s internal audit/financial control department and management with respect to auditing and financial control matters, including providing such parties with appropriate opportunities to meet privately with the Audit Committee.

•	Review the performance of the Company’s independent auditors and determining whether it is appropriate to adopt a voluntary policy of rotating independent auditors on a periodic basis (and, if and when required by the Securities and Exchange Commission, adopting a policy for the mandatory rotation of independent auditors).

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the independent auditors and the Company’s financial and accounting personnel to review the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

•	Review on a continuing basis the activities, organizational structure and qualifications of the Company’s internal financial control function.

•	Review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

•	Review the financial statements contained in the annual report to stockholders, as well as earnings press releases and earnings guidance provided to analysts and rating agencies, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of such statements. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Obtain and review a formal written statement from the Company’s independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

•	Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and, if necessary, recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditors.

•	Recommend to the Board of Directors appropriate actions to oversee the independence of the Company’s independent auditors.

•	Discuss with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in Statement of Accounting Standards (“SAS”) No. 61, as may be modified or supplemented.

•	Review the independent auditors’ peer review and reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements.

•	Review accounting and financial human resources and financial succession planning within the Company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside legal, accounting or other advisors for advice and assistance, if, in its judgment, that is appropriate.

•	Provide for appropriate funding, as determined by the Audit Committee, for payment of compensation (i) to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, (ii) to any legal, accounting or other advisors employed by the Audit Committee and (iii) to Audit Committee members for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

•	Review and approve in advance any proposed related party transactions.

•	Review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the audit committee shall discuss the results of the quarterly review and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards. The chair of the audit committee may represent the entire committee for the purposes of this review.

•	Review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the audit committee shall discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards.

•	Review the Company’s disclosure in the proxy statement for its annual meeting of shareholders that describes that the audit committee has satisfied its responsibilities under this charter for the prior year. In addition, the audit committee shall include a copy of this charter in the annual report to shareholders or the proxy statement at least once every three years or in the year after any significant amendment to the charter.

•	Review with management and the Company’s independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues that could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filings with the SEC or other regulatory body.

•	Receive periodic reports from the Company’s independent auditors and management of the Company to review the selection, application and disclosure of the Company’s significant accounting policies and to assess the impact of other financial reporting developments that may have a bearing on the Company, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained SAS 50 letters.

•	Conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

•	Review with management and the independent auditor the effect or regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Review the findings of any examination by regulatory agencies regarding the Company’s financial statements or accounting policies.

•	Review, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

•	Review the Company’s policies relating to the avoidance of conflicts or interest and reviewing past or proposed transactions between the Company, members of the Board and management as well as internal control policies and procedures with respect to officers’ use of expense accounts and perquisites, including the use of corporate assets. The Audit Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors.

•	Provide oversight and review at least annually of the Company’s risk management policies, including the risk of fraud, its investment policies, and performance of cash and short-term investments. The Committee shall also discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review any audit or accounting issues concerning the Company’s employee benefit plans.

•	Oversee and review the Company’s policies regarding information technology and management information systems.

MINUTES:

Minutes will be kept of each meeting of the audit committee and will be provided to each member of the Board of Directors. Any action of the audit committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

MEETINGS:

The Audit Committee will meet as often as it determines, but not less frequently than once quarterly.

The Audit Committee, in its discretion, will ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet periodically in separate executive session with the independent auditors as well as any internal auditors/financial controllers of the Company, at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize it examinations and recommendations to the Board as may be appropriate, consistent with the Audit Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as members of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is present to the full Audit Committee at its scheduled meetings.

Attn: Investor Relations Vignette Corporation 1301 MoPac Expressway Austin, Texas 78746

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Vignette Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VIGCO1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIGNETTE CORPORATION

Vote On Directors

1. To elect the following Directors to serve for a term ending upon the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominee:

01) Thomas E. Hogan

02) Michael D. Lambert

For Withhold For All

To withhold authority to vote, mark “For All Except” All All Except and write the nominee number on the line below.

02) Michael D. Lambert

For Against Abstain

Vote On Proposal

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PROXY VIGNETTE CORPORATION PROXY

1301 South MoPac Expressway, Austin, Texas 78746

This Proxy is Solicited on Behalf of the Board of Directors of Vignette Corporation for the Annual Meeting of Stockholders to be held on May 21, 2004

The undersigned holder of Common Stock, par value $.01, of Vignette Corporation (the “Company”) hereby appoints Thomas E. Hogan and Bryce M. Johnson, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 21, 2004 at 9:00 a.m. local time, at the Inter-Continental Stephen F. Austin Hotel at 701 Congress Avenue in Austin, Texas and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ASTO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to Bryce M. Johnson, Senior Vice President, General Counsel and Corporate Secretary of the Company, either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)